UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

LEARNING CARE GROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	0-27656	38-3261854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21333 Haggerty Road, Suite 300, Novi, Michigan		48375
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 697-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2005, Childtime Childcare, Inc., a wholly-owned subsidiary of the Learning Care Group, Inc. (the “Company”), entered into a Second Amendment (the “Amendment”) to its Second Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. The Amendment extended the termination date and modified the financial covenants (tangible capital funds, fixed charge coverage ratio, and EBITDA) of the Credit Agreement.

The Company and its other subsidiaries are guarantors under the Credit Agreement.

A copy of the Amendment, attached hereto as Exhibit 4, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) – (b)	Not applicable.

(c)	Exhibits.

4	Second Amendment to Second Amended and Restated Credit Agreement, dated as of October 5, 2005, by and between Childtime Childcare, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING CARE GROUP, INC.

Date: October 11, 2005	By: /s/ Frank M. Jerneycic
Frank M. Jerneycic
Its: Chief Financial Officer and Treasurer

                Exhibit Index

Exhibit No.	Description

4	Second Amendment to Second Amended and Restated Credit Agreement, dated as of October 5, 2005, by and between Childtime Childcare, Inc. and JPMorgan Chase Bank, N.A.